Exhibit 10.4

Contract No.: (2014) SYHZZ No. 0007

Comprehensive Credit Granting Contract

(Applicable to the business of group clients)

CHINA CITIC BANK

SHENZHEN BRANCH

Filling Explanation

1. This Contract shall be signed with a black blue or black gel pen or an ink pen.

2. This Contract shall be filled in completely, legibly and neatly.

3. The monetary currency shall be filled in Chinese characters instead of currency symbol. The monetary amount shall have the Chinese currency name before the amount in words and the currency symbol before the amount in figures.

4. Blanks in the withdrawal plan and the repayment plan may be deleted with a cross line, affixed with the seal “Blank below” or filled with the characters "Blank below”. Other blanks without essential contents may be deleted with “/”.

Comprehensive Credit Granting Contract

(Applicable to the business of group clients)

Credit Receiver 1: Shenzhen Highpower Technology Co., Ltd.

(hereinafter referred to as the Credit Receiver 1 or Party A 1)

Domicile: Building A2, Luoshan Industrial Park, Shanxia, Pinghu Town, Longgang District, Shenzhen City

P. C.: 518000

Tel.: 0755-89686802

Fax: 0755-89686819

Legal Representative: Pan Dangyu

Opening Bank and Account No.: China Citic Bank, Henggang Branch

Credit Receiver 2: Springpower Technology (Shenzhen) Co., Ltd.

(hereinafter referred to as the Credit Receiver 2 or Party A 2)

Domicile: Workshop Building A, Shunchao Industrial Zone, Renmin Road, Fumin, Guanlan Street, Bao’an District, Shenzhen City

P. C.: 518000

Tel.: 0755-89686802

Fax:

Legal Representative: Pan Dangyu

Opening Bank and Account No.: China Citic Bank, Henggang Branch

Party A 1 and Party A 2 are hereinafter referred to collectively as Party A.

Credit Grantor: CHINA CITIC BANK CORPORATION LIMITED SHENZHEN BRANCH (hereinafter referred to as Party B)

Domicile: Phase 2, Zhuoyue Times Square, Third Fuhua Road, Futian District, Shenzhen City

P. C.: 518031

Tel.: 0755-28633966

Fax: 0755-28632766

Legal Representative/Principal): Chen Xuying

Place of Signature: Futian District, Shenzhen City

Date of Signature:                         , 2014

In accordance with the Commercial Banking Law of the People’s Republic of China, the Contract Law of the People’s Republic of China, the Guidelines on the Risk Management of Credits Granted by Commercial Banks to Group Clients and other relevant laws and regulations, and on the principles of good faith, honesty, equality and willingness, Party A and Party B conclude this Contract upon consensus through consultation.

Article 1 Definitions

The following terms referred to herein shall be defined as follows, unless otherwise specified in the context:

The term “comprehensive credit” means the following one or several business types that Party B grants to Party A: RMB or foreign loans for working capital, issuance of bank acceptance bills, discount of bills, issuance of letters of credit, packing loans, inward documentary bills, outward documentary bills, issuance of letters of guarantee or other credit business types accepted by Party B.

The term “comprehensive credit line” means the maximum amount of the credit balance that Party B grants to Party A.

The term “credit balance” means the sum of balances of principles of outstanding debts produced from Party A’s application for use of a comprehensive credit line under this Contract. Under the business of issuance of bank acceptance bills, it means the sum of amounts of drafts opened and unpaid by Party B hereunder; under the business of issuance of letters of credit, it means the sum of amounts of the letters of credit opened and unpaid by Party B hereunder; under the business of issuance of letters of guarantee, it means the sum of amounts of the letter of guarantee opened and unpaid by Party B hereunder.

Article 2 Comprehensive credit line and type

2.1 The comprehensive credit line that Party A may apply Party B for use within the service life of the comprehensive credit line specified herein is:

Currency RMB (in words) Forty-five Million Yuan Only, (in figures) ¥45,000,000.00

2.2 The comprehensive credit line hereunder may be used in the following one or several business types: loans, acceptance of bills, discount of bills, issuance of letters of credit, packing loans, inward documentary bills, outward documentary bills, issuance of letters of guarantee or other credit business types accepted by Party B.

2.3 The specific business type, line, term and purpose of the said comprehensive credit line applied by Party A shall accord with the stipulations of the specific business contract made and entered into by and between Party A and Party B hereunder. Party B shall perform the obligation of release of loans and other related obligations only according to the stipulations of the specific business contract concluded by Party A and Party B hereunder.

Article 3 Use of the comprehensive credit line

3.1 The service life of the comprehensive credit line specified herein is one year from , 2014 to , 2015.

3.2 Within the service life and the comprehensive credit line specified herein, Party A may apply Party B in writing for using the comprehensive credit line once or several times.

When Party A applies for using the comprehensive credit line, the written application shall indicate the credit type, term and amount to be used. If Party B through examination thinks Party A complying with the credit conditions and the stipulations of this Contract, Party B shall conclude a specific business contract with Party A or other statutory documents accredited by Party B.

3.3 The credit balance used by Party A shall not exceed the comprehensive credit line at any time within the service life of the comprehensive credit line. Party B agrees to take the following (1) to handle the comprehensive credit line repaid by Party A within the service life of the comprehensive credit line. The comprehensive credit line not used within the service life of the comprehensive credit line shall be automatically cancelled when the service life expires.

(1) It may be recycled. In other words, under the comprehensive credit line specified in Article 2 herein, for Party A’s debts repaid within the service life of the said comprehensive credit line, Party B may grant recovering corresponding line to Party A and Party A may reuse the line within the service life of the comprehensive credit line;

(2) It may not be recycled. In other words, under the comprehensive credit line specified in Article 2 herein, for Party A’s debts repaid within the service life of the said comprehensive credit line, Party B may not grant recovering corresponding line to Party A and Party A may not reuse the line within the service life of the comprehensive credit line;

3.4 The expenses which should be charged under bank acceptance bills, letter of guarantee, international trade financing and other related business, the discount rate under discount of bills, and the interest rate and exchange rate which should be determined in inward and outward documentary bills shall be agreed by Party A and Party B in each specific business contract.

3.5 In case of any discrepancy between this Contract and the specific business contract made and entered into by and between Party A and Party B, the specific business contract shall prevail.

3.6 If Party A’s application for use of a credit line complies with the credit conditions and the stipulations of this Contract through Party B’s examination, Party A and Party B shall conclude and execute the specific business contract.

Article 4 Party A’s representations and warranties

4.1 Party A is a Chinese legal person or other organization established under the laws of the People’s Republic of China, has the capacity for civil rights and civil conducts required for signing and executing this Contract and is able to bear civil liabilities independently. Meanwhile, Party A has obtained all required and legitimate internal and external approvals and authorizations for signing this Contract.

4.2 Party A shall ensure to use the credit line according to the provisions of laws and regulations and the stipulations of this Contract and the specific business contract and shall, according to Party B’s requirements, coordinate Party B’s inspection on the execution of the relevant specific business contract.

4.3 Party A shall ensure to timely submit genuine financial statements and other materials reflecting the enterprise’s production and operation conditions according to Party B’s requirements within the service life of the comprehensive credit line. Party A shall ensure that the materials, documents, data and information provided are genuine, accurate, complete, legitimate and effective.

4.4 Party A shall ensure to conduct production and operation activities by law within the service life of the comprehensive credit line, and take effective actions to prevent occurrence of the events which endanger or damage, or may endanger or damage Party B’s rights and interests.

Article 5 Party A’s rights and obligations

5.1 Party A shall notify Party B in writing of its any major change of operation decisions during the service life of the comprehensive credit line at least thirty days in advance. Such change shall include but not be limited to transfer of equity, reorganization, merger, division, shareholding reform, joint venture, cooperation, joint cooperation, contracting and lease, business scope and registered capital, and other changes which may affect Party B’s rights and interests. Meanwhile, Party A shall fulfill the responsibility of repayment of debts hereunder or prepayment of debts upon Party B’s written consent or provide a security approved by Party B.

5.2 If Party A disposes its all or the major part of its material assets or business revenues by means of transfer, lease or establishment of guarantee for debts other than the debts hereunder, Party A shall notify Party B in writing at least thirty days in advance and obtain Party B’s prior written consent.

5.3 In case of any event which has adverse impact on performance of the debts hereunder, including but not limited to Party A’s involvement of litigation, arbitration, criminal investigation, administrative punishment, shutdown, out of business, dissolution, announced bankruptcy, business license revoked, canceled and deterioration of financial status, Party A shall notify Party B in writing within three days after occurrence or possible occurrence of the said event and take effective actions to protect the creditor’s rights of Party B.

5.4 Party A shall provide a new security approved by Party B if the guarantor has any one of the following situations, including but not limited to shutdown, out of business, announced bankruptcy, dissolution, business license revoked, loss of business, wholly or partly loss of corresponding guarantee capacity hereunder, or the value of the mortgaged property, pledged property or pledge right guaranteed hereunder is reduced.

5.5 Without Party B’s written consent, Party A shall not transfer in whole or in part its debts hereunder to a third party.

5.6 Party A shall ensure to repay the credit principal and interest on time and pay the expenses payable on time. With respect to the funds due, payable and unpaid by Party A under this Contract and a specific business contract, including but not limited to loan principal, interest, default interest and other expenses payable, Party B is entitle to deduct from Party A’s any account opened with Party B and Party B’s any branch without obtaining Party A’s prior consent. If the currency in the account is different from the business currency when Party B makes deduction automatically according to the stipulations of this Contract and a specific business contract, conversion shall be made at the exchange rate issued by Party B on the date of settlement.

5.7 In case of change of Party A’s legal person name, legal representative, project principal, domicile, telephone number or fax number within the service life of the comprehensive credit line, Party A shall notify Party B in writing within seven days after such change.

5.8 Party A shall provide Party B with the information of the group members, including name, legal representative, actual controller, place of registration, registered capital, main business, equity structure, senior management personnel, financial status, items of material assets, guarantee situations and important litigation situations. Party A shall ensure the information genuine, accurate, complete, legitimate and effective. In case of change of the said information and data of the group members, Party A shall notify Party B in writing within three days after such change.

5.9 Party A shall give a written report to Party B timely about the situations of the affiliated transaction accounting for over 10% (inclusive) of Party A’s net assets which has already occurred or will occur, including but not limited to affiliated relations amongst transaction parties, transaction project, transaction nature, transaction amount or corresponding proportion and pricing policy (including the transaction without an amount or with a symbolic amount).

5.10. Party A shall not conclude any contract with any a third party which may damage Party B’s rights and interests under this Contract and a specific business contract.

Article 6 Party B’s rights and obligations

6.1 Party B is entitled to, according to relevant management regulations and credit examination and approval procedures of China Citic Bank, decide whether to conclude a specific business contract with Party A and check and supervise the execution situations of the specific business contract at any time.

6.2 If Party A’s application for use of a credit line complies with the credit conditions and the stipulations of this Contract through Party B’s examination, Party A and Party B shall conclude and execute the specific business contract.

6.3 Party B’s failure to exercise or delay in exercising its any right specified in this Agreement or a specific business contract shall not be deemed as Party B’s waiver of such right nor constitute any barrier for Party B to exercise the right at any time.

6.4 Party B shall keep confidential Party A’s materials, documents and information provided by Party A, unless otherwise required for inquiry or disclosure by laws and regulations.

Article 7 Guarantee

7.1 In order to ensure repayment of the creditor’s rights produced herein, the guarantee method of the following (1) is adopted:

(1) The Maximum Guarantee Contract of 2014 SYHEBZ No. 0005, 2014 SYHZBZ No. 0004, 2014 SYHEBZ No. 0005 and 2014 SYHZBZ No. 0006 made and entered into by and between the guarantor Pan Dangyu, Springpower Technology (Shenzhen) Co., Ltd., Shenzhen Highpower Technology Co., Ltd. and Huizhou Highpower Technology Co., Ltd. and Party B;

(2) The Maximum Guarantee Contract of               /            made and entered into by and between the mortgagor / and Party B;

(3) The Maximum Movable Property Pledge Contract of               /            made and entered into by and between the pledgor / and Party B;

(4) The Maximum Right Pledge Contract of               /            made and entered into by and between the pledgor / and Party B;

(5) Other guarantee methods               /            .

7.2 When Party A and Party B conclude a specific business contract hereunder, Party B shall have the right to demand Party A to provide security other than the security specified herein.

Article 8 Liability for breach of contract

8.1 Party A and Party B shall strictly perform the stipulations of this Contract and the specific business contract. If one party fails to partly or wholly perform its obligations specified herein, the party shall bear relevant liability for breach of contract and make compensation for losses caused to the other party.

8.2 During the execution process of this Contract, Party A shall be deemed having an event of default under any one of the following circumstances:

8.2.1 During the valid period of this Contract, Party A expressly indicates or indicates by its acts that Party A is unable to or fails to perform its obligations specified in this Contract or the specific business contract;

8.2.2 Party A does not perform any one obligation specified herein;

8.2.3 The documents in connection with this Contract that Party A submits to Party B and Party A’s representations and warranties given in Article 4 herein are proved untrue, inaccurate, incomplete or misleading;

8.2.4 Party A stops repayment of its debts due, or is unable to or shows inability to repay its debts;

8.2.5 Party A goes into shutdown, out of business, announced bankruptcy, dissolution, business license revoked or cancelled, or there is any litigation, arbitration, or criminal or administrative sanction which causes adverse consequences for Party A’s operation or property conditions, which may affect or damage or has affected or damaged Party B’s rights and interests hereunder that Party B thinks;

8.2.6 Party A’s domicile, business scope, legal representative, or industrial and commercial registered item is changed, or Party A has serious external investment, which seriously affects or threatens the realization of the creditor’s rights of Party B;

8.2.7 Party A suffers from major financial loss, asset loss, there is asset loss or other financial crisis arising from Party A’s external guarantee, which may affect or damage or has affected or damaged Party B’s rights and interests hereunder that Party B thinks;

8.2.8 Party A changes the credit purpose at random;

8.2.9 Party A’s controlling shareholder and other affiliated company suffers from major crisis in operation or finance, or there is any major affiliated transaction between Party A and its controlling shareholder and other affiliated company, which affects Party A’s normal operation;

8.2.10 There is adverse change to the industry where Party A is located, which seriously affects or threatens the realization of the creditor’s rights of Party B;

8.2.11 Party A’s senior management personnel are suspected of a significant corruption, bribery, fraud or illegal business case, which may affect or damage or has affected or damaged Party B’s rights and interests hereunder that Party B thinks;

8.2.12 Party A has any other breach for any other creditor, which affects the realization of the creditor’s rights of Party B;

8.2.13 Party A’s guarantor violates the guarantee contract or has any event of default under a guarantee contract, and Party A fails to provide a new security according to Party B’s requirements;

8.2.14 The mortgaged or pledged property hereunder is sealed, detained, reported loss, stopped payment or taken other compulsory measures, or has ownership dispute, suffers from or may suffer from any infringement from a third party, or its safety or soundness status is or will be adversely affected, and Party A fails to provide a new security according to Party B’s requirements;

8.2.15 Party A uses a false contract with an affiliated party to discount or pledge on the basis of bill receivable and accounts receivable without real trade background to take Party B's capital or credit;

8.2.16 Party A refuses to accept Party B’s supervision and inspection on the execution situations of the specific business contract and relevant operation and financial activities;

8.2.17 Party A has escaped or attempts to escape its debts owing Party B through affiliated transactions;

8.2.18 Party A has other event which may affect or damage or has affected or damaged Party B’s rights and interests hereunder that Party B thinks;

8.3 Under any one of the circumstances specified in sub-clause 8.2 of this Contract, Party B shall have the right to exercise one or several of the following measures, to which Party A shall have no objection:

8.3.1 To adjust, cancel or terminate the comprehensive credit line hereunder, or to adjust the service life of the line;

8.3.2 To stop release of the comprehensive credit line hereunder; to announce immediate maturity of all or part of the debts hereunder; to demand Party A to immediately repay all or part of the credit line used;

8.3.3 To demand Party A to add security or take other measures to ensure Party B’s lawful rights and interests not infringed;

8.3.4 To exercise the right of guarantee;

8.3.5 According to the stipulations of this Contract, to make deduction directly from Party A’s any account opened with Party B or Party B’s branch for repaying its all debts (including the debts that Party B requires prepayment) under this Contract and the specific business contract, without obtaining Party A’s prior consent.

8.4 The expenses for realization of the creditor’s rights by Party B (including but not limited to litigation cost, business traveling expenses, property preservation cost, notarization fee, certification fee, translation fee, and evaluation and auction expenses) shall be borne by Party A.

Article 9 Contract effectiveness, change and termination

9.1 This Contract shall come into force when Party A’s legal representative or authorized agent and Party B’s legal representative, or principal or authorized agent give their signatures (or affix their seals) and affix their official seals or special contract seals. However, Party B shall have no obligation for allowing Party A to use any financing limit before Party A and its guarantor concludes a guarantee contract according to Party B’s requirements and the guarantee right under the guarantee contract becomes effective by law.

9.2 When the Contract comes into force, Party A and Party B shall not change or cancel this Contract in advance at random. Should the Contract be changed or cancelled, a written agreement shall be reached and concluded upon unanimity through consultation.

Article 10 Dispute settlement

10.1 Any and all disputes arising from and in connection with the execution of this Contract shall be settled through consultation between both parties. Where consultation fails, both parties agree to take the following (2) for dispute settlement:

(1) to apply the / Arbitration Committee for arbitration.

(2) To initiate a lawsuit in the people’s court at the location where Party B is located;

Article 11 Supplementary provisions

11.1 Any notice and document that Party A or Party B gives to the other party by telegram or fax shall be deemed served once it is sent; if sent by postage method, it shall be deemed served three days after it is posted.

11.2 Other provisions agreed by both parties:

The line that Springpower Technology (Shenzhen) Co., Ltd. may use shall not exceed RMB ten million Yuan, and at the same time, the line commonly used by Shenzhen Highpower Technology Co., Ltd. and Springpower Technology (Shenzhen) Co., Ltd. shall not exceed RMB forty-five million Yuan.

Where there is any stipulation in the specific business contract, the contents specified in the specific business contract shall prevail. The specific business contract and annex(s) thereof signed by Party A and Party B for each credit granting business of this Contract shall be deemed as an integral part of this Contract and constitute this Contract as a whole.

11.3 For matters not provided herein, Party A and Party B may reach a written agreement as an annex to this Contract. Any annex, amendment or supplementation of this Contract shall be deemed as an integral part of this Contract and shall have the same legal force as this Contract.

11.4 This Contract has been made out in three originals for Party A and Party B each holding one.

11.5 Party B has take reasonable measures to remind Party A to pay attention to the clauses of exempting or restricting its responsibilities and, according to Party A’s requirements, has given full explanation of relevant clauses. Party A and Party B have no objection to the understanding of the contents of all clauses of this Contract.

Party A 1 (Official Seal or Special Contract Seal): Party B (Official Seal or Special Contract Seal):

Legal Representative:	Legal
Representative/Principal:
(or Authorized Agent)	(or Authorized Agent)

Party A 2 (Official Seal or Special Contract Seal):

Legal Representative:

(or Authorized Agent)

Supplementary Agreement

Party A 1: Shenzhen Highpower Technology Co., Ltd.

Party A 2: Springpower Technology (Shenzhen) Co., Ltd.

Party B: CHINA CITIC BANK CORPORATION LIMITED SHENZHEN BRANCH

Party A 1 and Party A 2 are hereinafter referred to collectively as Party A.

On the basis of friendly consultation, Party A and Party B reach the following supplementary agreement on the Comprehensive Credit Granting Contract of 2014 SYHZZ No. 0007 concluded by and between both parties dated                    :

1. Party A and Party B hereby confirm that the term “credit balance” specified in Article 1 of the Comprehensive Credit Granting Contract means the sum of balances of principles of outstanding debts produced from Party A’s application for use of a comprehensive credit line under this Contract. Under the business of issuance of bank acceptance bills, it means the sum of amounts of drafts opened and unpaid by Party B hereunder after deducting the deposit under the bank acceptance bills; under the business of issuance of letters of credit, it means the sum of amounts of letters of credit opened and unpaid by Party B hereunder after deducting the deposit under letter of credit; under the business of issuance of letters of guarantee, it means the sum of amounts secured under the letter of guarantee opened and unpaid by Party B hereunder after deducting the deposit under the letter of guarantee.

2. Party A and Party B agree to make management according to “exposure" line. Therefore, sub-clause 3.3 of the Comprehensive Credit Granting Contract is cancelled.

3. In case of discrepancy between the Supplementary Agreement and Article 1 of the Comprehensive Credit Granting Contract, this Agreement shall prevail.

4. This Agreement is a supplementary agreement to the Comprehensive Credit Granting Contract and shall have the same equal legal force as the Comprehensive Credit Granting Contract.

5. This Agreement has been made out in three originals for Party A and Party B each holding one, which shall be equally authentic.

Party A 1 (Seal):	Party B (Seal):

Legal Representative / Authorized Agent (Signature/Seal)	Legal
Representative / Authorized Agent (Signature/Seal)

Date:	Date:

Party A 2 (Seal):	Party A 3 (Seal):

Legal Representative / Authorized Agent (Signature/Seal)	Legal
Representative / Authorized Agent (Signature/Seal)

Date:	Date: